LIMITED LIABILITY COMPANY AGREEMENT
OF
AHIT VALFRE GP, LLC

THIS LIMITED LIABILITY COMPANY AGREEMENT (the/this "Agreement") is made as of this 11 day of March, 2016 by AHIT Valfre GP, LLC, a Maryland limited liability company (the "Company"), and American Housing Income Trust, Inc., a Maryland corporation ("Member").

WHEREAS, the Member is currently the general partner in AHIT Valfre, LLP, a Maryland limited liability partnership ("AHIT Valfre"), and its rights, duties and obligations as general partner in AHIT Valfre are governed by a Master UPREIT Formation Agreement dated August 1, 2015, and related documents thereto, including but not limited to the Limited Liability Partnership Agreement dated August 1, 2015 (collectively defined herein as the "Partnership Agreements").

WHEREAS, in order to accomplish the Company's purpose, as defined in Section 1.4, below, the Member has agreed to exchange its general partnership interest in AHIT Valfre for units in the Company pursuant to Section 368 of the Internal Revenue Code, and to continue to serve as the general partner in AHIT Valfre through the Company.

WHEREAS, this Agreement is not intended to supersede, void or replace the Partnership Agreements. Rather, this Agreement is to be read consistent with the Partnership Agreements; more specifically, as a result of executing this Agreement, the "General Partner" under the Partnership Agreements shall be the Company.

ARTICLE I
FORMATION, NAME, PURPOSES

1.1 **FORMATION.** The Member has formed the Company pursuant to the Maryland Limited Liability Company Act (the "Act), effective upon the filing of the Certificate for Formation for the Company with the Maryland Department of Assessments and Taxation. The Member shall from time to time, as may be required by law, sign amendments to the Certificate of Formation and such other documents, and make or cause to be made all such filing, recordings and publishings, and such other acts as the Member may deem necessary or appropriate to cause the operations of the Company to comply with the Act and any other jurisdictions in which the Company shall desire to conduct business.

1.2 **NAME.** The name of the Company shall be "AHIT Valfre GP, LLC"

1.3 **REGISTERED OFFICE.** The Company's Resident Agent is CSC-Lawyers Incorporating Services Company located at 7 Saint Paul Street, Suite 820, Baltimore, Maryland 21202; however, the registered office shall be located at 34225 N. 27th Drive, Building 5, Suite 238, Phoenix, Arizona 85085, for purpose of maintaining the records required to be maintained under the Act, or at such location as the Member shall determine.

1.4 **COMPANY'S PURPOSE.** Notwithstanding anything to the contrary contained herein, at all times prior to repayment of that certain loan (the "Loan") to be made to the

Company by FIRSTKEY MORTGAGE, LLC ("FKM"), with those documents memorializing the terms of the Loan defined herein as the "Loan Documents," in full and the release or discharge of the Security Instrument (as defined herein below), the sole purpose to be conducted or promoted by the Company is to engage in the following activities:

(a) ownership of 1% of equity interests in Borrower;

(b) to enter into and perform its obligation under the Loan; and

(c) to engage in any lawful act or activity and to exercise any powers permitted to limited liability companies organized under the laws of the State of Maryland that are related or incidental to and necessary, convenient or advisable for the accomplishment of the above mentioned purposes.

1.5 **SINGLE PURPOSE ENTITY**: At all times prior to repayment of the Loan in full and the release or discharge of the Security Instrument, the Company shall not:

(a) engage in any business or activity other than the ownership of 1% of the equity of the Borrower;

(b) acquire or own any assets other than 1% of Borrower's equity interests;

(c) fail to observe all organizational formalities, or fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under applicable Legal Requirements of the jurisdiction of its organization or formation, or amend, modify, terminate or fail to comply with the provisions of its organizational documents;

(d) own any subsidiary, or make any investment in, any Person (other than the Borrower);

(e) commingle its assets with the assets of any other Person;

(f) incur any Indebtedness, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than the obligations of the Company under the Pledge Guaranty and Pledge Agreement related to the Loan. No Indebtedness other than the Debt may be secured (subordinate or *pari passu*) by the Property;

(g) fail to maintain all of its books, records, financial statements and bank accounts separate from those of its affiliates and any constituent party. The Company's assets will not be listed as assets on the financial statement of any other Person; provided, however, the Company's assets may be included in a consolidated financial statement of its affiliates (including Borrower) provided (i) appropriate notation shall be made on those consolidated financial statements to indicate the separateness of Company and those Person and to indicate that the Company's assets and credit are not available to satisfy the debts and other obligations of those Persons or any other Person and (ii) those assets shall

be listed on the Company's and Borrower's own separate balance sheet. The Company will maintain its books, records, resolutions and agreements of official records;

(h) enter into any contract or agreement with any general partner, Member, shareholder, principal or Affiliate, expect upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arm's-length basis with unaffiliated third parties;

(i) maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(j) assume or guaranty the debts or any other Person except for Borrower's debt to FKM, hold itself out to be responsible for the debts of any other Person, otherwise pledge its assets for the benefit of any other Person or hold out its credit as being available to satisfy the obligations of any other Person;

(k) make any loans or advances to any Person;

(l) fail to file its own tax returns (unless prohibited by Legal Requirements from doing so);

(m) fail either to hold itself out to the public as legal entity separate and distinct from any other Person or to conduct its business solely its own name or fail to correct any known misunderstanding regarding its separate identity;

(n) fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations (to the extent there exists sufficient cash flow from the Property to do so after the payment of all Property operating expenses and Debt Service, but this covenant shall not require any equity owner to make additional capital contributions to the Company);

(o) without the unanimous written consent of its Member (a) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any Creditors Rights Laws, (b) seek or consent to the appointment of a receiver, liquidator or any similar official, (c) take any action that might cause that entity to become insolvent, or (d) make an assignment for the benefit of creditors.

(p) fail to allocate shared expenses (including, without limitation, shared office space) of fail to use separate stationery, invoices and checks;

(q) fail to pay its own liabilities (including, without limitation, salaries of its own employees) from its own funds or fail to maintain a sufficient number of employees in light of its contemplated business operations (in each case to the extent there exists sufficient cash flow from the Property to do so;

(r) acquire obligations or securities of its partners, Member, shareholders or other Affiliates, as applicable, or

(s) identify its partners, Member, shareholder or other Affiliates, as applicable, as a division or part of it.

1.6 CHANGE OF NAME, IDENTITY OR STRUCTURE. Company shall not change (or permits to be changed) the Company's (a) name, (b) identity (including its trade name or names), (c) principal place of business or (d) if not an individual, the Company's corporate, partnership or other structure, without notifying Lender of that change in writing at least 30 days prior to the effective date of the change and, in the case of a change in the Company's structure, without first obtaining Lender's prior written consent.

1.7 RESERVED.

1.8 TERM. The term of the Company shall be perpetual, unless sooner terminated under the provisions of Article VII hereof, or in accordance with the Act.

1.9 AGENT FOR SERVICE OF PROCESS. The name and business of the Company's initial agent for service of process is CSC-Lawyers Incorporating Service Company located at 7 Saint Paul Street, Suite 820 in Baltimore, Maryland 21202. The Member may remove or replace the Company's agent for service of process at any time.

ARTICLE II

CAPITAL CONTRIBUTIONS

2.1 INITIAL CAPITAL CONTRIBUTIONS. The Member shall make such contributions of cash and property to the capital of the Company necessary to accomplish the Company's purpose.

2.2 ADDITIONAL CAPITAL CONTRIBUTIONS. The Member may make such additional contributions to the capital of the Company as the Member determines are necessary in the Member's sole and absolute discretion from time to time to pay the obligations and expenses of the Company or to otherwise accomplish the Company's purpose.

2.3 MEMBER LOANS. The Member may make a loan(s) to the Company solely to further the business of the Company. All Member loans shall be evidenced by a written instrument. If the Member makes any loan or loans to the Company or advances money on its behalf, the amount of any such loan or advance shall not be treated as a capital contribution, but shall be a debt due from the Company to the Member, repayable upon the terms and conditions as are agreed upon by the Member. Member's loans shall be liabilities of the Company and, unless otherwise agreed, shall be paid from net cash flow prior to any distribution to the Member. This Section 2.3 is subject to the restriction set forth in Section 1.5(f).

ARTICLE III

MANAGEMENT

3.1 **MANAGEMENT BY MEMBER.** The business and affairs of the Company shall be managed exclusively by the Member. The Member shall direct, manage, and control the business of the Company and shall have full and complete authority, power, and discretion to make any and all decisions and to do any and things that the Member shall deem to be reasonably required to accomplish the purpose and business of the Company.

3.2 **MANAGEMENT POWERS AND RESPONSIBILITIES.** Without limiting the generality of Section 3.1, hereof, the Member shall have the power and authority on behalf of the Company to take the following action:

(a) Acquiring, improving or disposing of any interest in real property;

(b) Acquiring any interest in personal property, tangible or intangible, if such acquisition could reasonably be expected to require the expenditure by the Company;

(c) Disposing of any interest in personal property, tangible or intangible;

(d) Borrowing money on behalf of the Company, or undertaking any primary or contingent obligation on behalf of the Company to pay the debts of a third party, or committing any Company property as security for the payment or performance of any obligation other than the obligation of the Company to pay the purchase price of such property;

(e) Initiating, defending, compromising or settling any legal action, whether administrative or judicial, on behalf of the Company;

(f) Investing or committing funds of the Company in any manner other than in the conduct of the Company business;

(g) Doing any act which would reasonably be expected to impair the ability of the Company to conduct its business successfully;

(i) Entering into, amending or otherwise modifying any agreement between the Company and its Member or their respective affiliates;

(j) Executing on behalf of the Company all instruments and documents, including but not limited to, checks, drafts, notes, and other negotiable instruments, mortgages or deeds of trust, security agreements, financing statements, documents providing for the acquisition, mortgage or disposition of the Company's property, assignments, bills of sale, leases, partnership agreements, and any other instruments or documents necessary, in the opinion of the Member, to the business of the Company; or

(k) Determining the need for additional capital contributions.

(l) To make an assignment for the benefit of creditors of the Company, file a voluntary petition in bankruptcy, or appoint a receiver for the Company.

(m) To enter into any and all other agreements on behalf of the Company with any other person or entity for any purpose, in such forms as the Member may approve; and

(n) To do and perform all other lawful acts as may be necessary or appropriate to the conduct of the Company's business

3.3 AUTHORITY TO BIND THE COMPANY. Unless authorized in writing to do so by this Agreement or by the Member, no agent or employee of the Company shall have any power or authority to bind the Company in any way, to pledge its credit or to render it liable for any purpose.

3.4 MEMBER HAS NO EXCLUSIVE DUTY TO COMPANY. The Member shall not be required to manage the Company as its sole and exclusive function. The Member may have other business interest and may engage in other activities in addition to those relating to the Company. The Company shall not have any right, by virtue of this agreement, to share or participate in such other activities of the Member or to the income or proceeds derived therefrom.

3.5 RECORDS. At the expense of the Company, the Member shall maintain the following records required to be maintained by the Act, or any successor provision thereto, at the Company's known place of business:

(a) True and full information regarding the status of the business and financial condition of the Company;

(b) Promptly after becoming available, a copy of the Company's federal, state and local income tax returns for each year;

(c) A current list of the full name and last known business, residence or mailing address of the Member;

(d) A copy of any written limited liability company agreement and Certificate of Formation of the Company and all amendments thereto, together with executed copies of any written powers of attorney pursuant to which the limited liability company agreement and any certificate and all amendments thereto have been executed;

(e) True and full information regarding the amount of cash and a description and statement of the agreed value of any other property or services contributed by the Member and which the Member has agreed to contribute in the future, and the date on which it became a Member; and

(f) Minutes of every annual, special, and court-ordered meeting, if any; and

(g) Any written consents obtained from the Member for actions taken by the Member without a meeting; and

(h) Other information regarding the affairs of the Company as is just and reasonable.

3.6 TAX RETURNS AND ELECTIONS. The Member shall, at the expense of the Company, cause the preparation and timely filing of all federal, state and local tax returns required to be filed by the Company, if any. All elections permitted to be made by the Company under federal, state or local law shall be made by the Member in its sole discretion.

3.7 EXCULPATION OF MEMBER. Any act or failure to do any act by the Member, or any Manager, Member, Office or Employee of the Member (collectively the "Indemnified Parties"), the effect of which results in loss or damage to the Company, shall not give rise to any liability to the Member of the Indemnified Parties, if such act or failure to act is done in good faith to promote the best interest of the Company or is done pursuant to any advice of independent legal counsel, accountants or other experts selected, engaged or retained by the Member with reasonable care. The preceding sentence shall not relieve any person of liability for gross negligence, bad faith, dishonesty, or misappropriation of Company assets.

3.8 INDEMNIFICATION OF MEMBER; INSURANCE. The Company shall, solely from the Company assets, indemnify and hold the Member and the Indemnified Parties harmless from and against any loss, cost, damage, liability, injury or expense (including but not limited to attorneys' fees and disbursements) suffered or sustained by the Member and the Indemnified Parties by reason of any acts, omissions or alleged acts or omissions arising out of activities on behalf of the Company or in furtherance of the interests of the Company, including but not limited to, any judgment, award, settlement, reasonable attorneys' fees and other costs and expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided that the acts or omissions or alleged acts or omissions upon which such actual or threatened action, proceeding or claim is based were not performed or omitted as a result of gross negligence, bad faith, dishonesty or misappropriation of Company assets. The company shall also have the power to purchase and maintain insurance on behalf of the Member and the Indemnified Parties against any liability asserted against the Member and the Indemnified Parties and incurred by the Member and the Indemnified Parties in any such capacity or arising out of their status as a Member or an Indemnified Party, whether or not the Company would have the power to indemnify the Member of the Indemnified Party against such liability under the provisions of this Section 3.8 or applicable law.

ARTICLE IV
MEMBER

4.1 LIMITATION OF LIABILITY. The Member's liability for the debts and obligations of the Company shall be limited as set forth in the Act, or any successor provision thereto, and other applicable law.

4.2 SUBORDINATION OF INDEMNIFICATION OBLIGATIONS. Notwithstanding anything to the contrary contained herein, at all times prior to repayment of the Loan in full and the release or discharge of the Security Instrument, the Company's obligation hereunder, if any, to indemnify its Member is hereby fully subordinated to the Loan and the Loan Documents, and no indemnity payment from funds of the Company (as distinct from funds from other sources, such as insurance) of any indemnity hereunder, if any, shall be payable from amounts allocable to any other Person pursuant to the Loan Documents.

4.3 NOTICE OF MEETINGS. Written notice stated the place, day and hour of the meeting and the purpose or purposes for which the meeting is called shall be delivered not less than three nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the Member calling the meeting, to each Member entitled to vote at the meeting. If mailed, the notice shall be deemed to be delivered two business days after being deposited in the United States mail, addressed to the Member at the Member's address as it appears on the books of the Company, with postage paid thereon prepaid.

4.4 ACTION BY MEMBER WITHOUT A MEETING. Action required or permitted to be taken at a meeting of the Member may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken and signed by the Member.

ARTICLE V
DISTRIBUTIONS AND TAX CLASSIFICATIONS

5.1 DISTRIBUTIONS PRIOR TO LIQUIDATION. Prior to the dissolution of the Company and the commencement of the liquidation of its assets and winding up its affairs, the Member, promptly following the end of its fiscal year and at such other times as it may deem appropriate, shall determine and distribute the Company's "net available cash flow" to the Member. For purposes of this agreement, "net available cash flow" means the excess of gross cash receipts, exclusive of initial and additional capital contributions and, except to the extent the Member determines otherwise, proceeds received from any borrowings by the Company, over cash disbursements, without deduction for depreciation, cost recovery deductions and other non-cash charges, for (a) all operating costs, (b) all principal and interest payments of debts, including payments of Member's loans, (c) all asset acquisition costs and capital costs necessary for the maintenance, repair and improvement of the Company's assets, and (d) reasonable reserves, as determined by the Member.

5.2 DISTRIBUTIONS IN LIQUIDATION. Following the dissolution of the Company and the commencement of winding up and the liquidation of its assets, all distributions to the Member shall be governed by Article VII, hereof.

5.3 TAX CLASSIFICATION. Solely for federal, state and local income tax purposes, as long as the Member is the sole Member of the Company, the Member intends that the Company be treated either as a branch or division of the Member or disregarded. The Member will all necessary or appropriate forms in accordance with such tax classification.

ARTICLE VI
ADMISSIONS AND TRANSFERS

6.1 NEW MEMBER. No person shall be admitted as a Member of the Company after the date of formation of the Company without the written consent or approval of the Member. Upon admission, the Member shall amend this Agreement to reflect the admission of the new Member.

6.2 RESITRICTIONS UPON TRANSFER OF INTERESTS. Notwithstanding anything to the contrary herein, at all times prior to repayment of the Loan in full and the release

of discharge of the Security Instrument, the Company shall not allow transfers of direct or indirect ownership interests in or control rights over the Company that would violate the provisions of the Loan Documents.

6.3 SPRINGING MEMBER. So long as any obligation to FKM is outstanding, the Company shall maintain at least one "springing" Member (the "Springing Member") that shall be admitted to the Company as a Member of the Company only in accordance with Section 6.3(a), below. The initial Springing Member shall be American Realty Partners, LLC, an Arizona limited liability company and wholly-owned subsidiary of the Member.

(a) Upon the occurrence of any event that causes the last remaining Member of the Company to cease to be a Member of the Company (other than (i) an assignment by the last remaining Members of all of its Membership interest in the Company and the admission of a new Member pursuant to Section 6.1, or (ii) the resignation of the Member and the admission of an additional Member of the Company pursuant to Section 6.1, the Springing Member shall, without any action of any person and simultaneously with the Member ceasing to be a Member of the Company, automatically be admitted to the Company as a Special Member and shall continue the Company without dissolution. No Special Member may resign from the Company or transfer its rights as the Special Member unless a successor Special Member has been admitted to the Company as Special Member by executing a counterpart to this Agreement; provided, however, the Special Member shall automatically cease to be a Member of the Company upon the admission to the Company of a substitute Member, appointed by the legal representative of the Person that had been the last remaining Member. The Special Member shall be a Member of the Company that has no interest in the profits, losses and capital of the Company and has no right to receive any distributions of Company assets. The Special Member shall not be required to make any capital contributions to the Company and shall not receive a Membership interest in the Company. The Special Member may not bind the Company. Except as required by any mandatory provision of the Act, the Special Member shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, the Company, including, without limitation, the merger, consolidation or conversion of the Company. In order to implement the admission to the Company of the Special Member, the Springing Member shall execute a counterpart to this Agreement. Prior to its admission to the Company as Special Member, the Springing Member, in its capacity as such, shall not be a Member of the Company for purposes of the Act.

ARTICLE VII
DISSOLUTION AND TERMINATION

7.1 DISSOLUTION. The Company shall dissolve upon the first to occur of any of the following events:

(a) The written election of all of the Member at the time; or

(b) The entry of a decree of dissolution under the Act.

Unless otherwise required by the Act, the occurrence of the withdrawal of a Member shall not cause a dissolution of the Company unless otherwise determined by the Member within ninety days of such event.

7.2 WAIVER OF RIGHT TO DISSOLVE OR TERMINATE. Notwithstanding anything to the contrary contained herein, at all times prior to repayment of the Loan is full and the release or discharge of the Security Instrument, the Company and its Member hereby waive their right to dissolve or terminate (and waive their right to consent to the dissolution or termination of) the Company of this Agreement, and shall not take any action towards that end, except upon the express prior written consent of Lender. Further, the death, retirement, incapacity, insanity, expulsion or resignation, bankruptcy, insolvency, dissolution or other similar proceeding of, or pertaining to, any Member, or any other event or act causing dissolution of the Company pursuant to the Act or this Agreement, shall not constitute an event of liquidation, dissolution or termination of the Company or this Agreement, except upon the express prior written consent of FKM.

7.3 LIQUIDATION, WINDING UP AND DISTRIBUTION OF ASSETS. Following an event that causes a dissolution of the Company, the Member shall proceed to liquidate the Company's assets and Properties, discharge the Company's obligations, and wind up the Company's business and affairs as promptly as is consistent with obtaining the fair value thereof. The proceeds of liquidation of the Company's assets, to the extent sufficient therefor, shall be applied and distributed as follows, pursuant to the Act:

(a) First, to creditors, including the Member if he is a creditor, to the extent otherwise permitted by law, in satisfaction of liabilities of the Company (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for which reasonable provision for payment has been made and liabilities for distributions to the Member under the Act:

(b) Second, to the Member, in satisfaction of liabilities for distributions under the Act; and

(c) Third, to the Member, first for the return of its contributions and second respecting is limited liability company interests.

Notwithstanding anything in this Section 7.2 to the contrary, in lieu of liquidating all of the Company's assets and Properties, the Member may make in-kind liquidating distributions of the Company's assets and Properties in satisfaction of its liquidation priorities set forth in Section 7.2(b) and 7.2(c).

7.4 DEFICIT CAPITAL ACCOUNT. Except as otherwise required by the Act, the Member shall have no obligation to contribute or advance any funds or other property to the Company by reason of the fact that the Company's assets and Properties are not sufficient to pay all of the Company's debts and obligations upon completion of winding up or at any other time.

7.5 CERTIFICATE OF CANCELLATION. When all of the remaining property and assets have been applied and distributed in accordance with Section 7.2 hereof, the Member shall cause a Certificate of Cancellation to be executed and filed with the Maryland Secretary of State in accordance with the Act.

ARTICLE VIII
DEFINITIONS

The following definitions have the meanings set forth below, Capitalized terms not otherwise set forth below shall have the meanings set forth in the Loan Documents identified below:

(a) "Borrower" means AHIT Valfre, LLP, a Maryland limited liability partnership.

(b) "Creditors Rights Laws" means any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship, arrangement, adjustment, winding-up, liquidator, dissolution, composition of other relief with respect to its debts or debtors.

(c) "Debt" means the outstanding principal amount of the Loan together with all interest unpaid thereon and all other sums due to Lender at any time under the Loan Documents.

(e) "Debt Service" means, with respect to any particular period of time, scheduled principal and interest payments under the Loan.

(f) "Governmental Authority" means any court, board, agency, commission, office or other authority of any nature whatsoever for any governmental unit (foreign, federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

(g) "Indebtedness" means, for any Person, any indebtedness or other similar obligation for which that Person is directly or indirectly obligated (by contract, operation of law or otherwise), including, without limitation: (i) all indebtedness of that Person for borrowed money, for amounts drawn under a letter of credit or for the deferred purchase price of property for which that Person, or its assets is liable; (ii) all unfunded amounts under a loan agreement, letter of credit or other credit facility for which that Person would be liable if those amounts were advanced thereunder; (iii) all amounts required to be paid by that Person by contract and/or as guaranteed payment (including, without limitation, any such amounts required to be paid to partners or Member and/or as a preferred or special dividend, including any mandatory redemption of shares or interests); (iv) all indebtedness directly or indirectly incurred and/or guaranteed by that Person (including, without limitation, contractual obligations of that Person); (v) all obligations under leases that constitute capital leases for which that Person is liable; and (vi) all obligations of that Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case whether that Person is liable contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations that Person otherwise assures a creditor against loss.

(h) "Legal Requirements" means all applicable federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of any Governmental Authority affecting Company, Borrower or the Property or any part thereof, or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, including, without

limitation, the Americans with Disabilities Act of 1990, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Company, at any time in force affecting Company, Borrower or the Property or any part thereof, including, without limitation, any which may (i) require repairs, modifications or alterations in or to the Property or any part thereof, or (ii) in any way limit the use and enjoyment thereof.

(i) "Lender" means FIRSTKEY MORTGAGE, LLC, a Florida limited liability company, and its successors and/or assigns with respect to the Loan.

(j) "Loan" means, collectively, the loan made by Lender to the Company pursuant to the Loan Documents together with all amendments, restatements, advancements and other modifications thereof.

(k) "Loan Cooperation Agreement" means that Loan Cooperation Agreement executed by Lender and the Company with respect to the Loan.

(l) "Loan Documents" mean, collectively, the Loan Cooperation Agreement and the Note, the Security Instrument, the Assignment of Management Agreement, the Guaranty, the Pledge Agreement, the Pledge Guaranty and all other documents executed and/or delivered in connection with the Loan.

(m) "Person" means any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

(n) "Pledge Agreement" means that Pledge and Security Agreement, dates as of the date hereof, by Pledgor in Lender's favor, as it may be amended, restated, replaced, supplemented or otherwise modified from time to time, and pursuant to which 100% of the Equity interests in Borrower have been pledged to Lender as additional Security for the Debt.

(o) "Pledge Guaranty" means that Guaranty of the Debt, dated as of the date hereof, by Company in Lender's favor, as it may be amended, restated, replaced, supplemented or otherwise modified from time to time, and which is secured by the Pledge Agreement.

(p) "Property" and/or "Properties" shall mean the real properties described on **Exhibit 1** attached hereto.

(q) "Security Instrument" and "Security Instruments" mean, individually and/or collectively (as the context requires), each first priority mortgage, deed of trust, deed to secure debt (or similar instrument), dated the date hereof, executed and delivered by Borrower in Lender's favor (or for Lender's benefit, as applicable) as security for the

Loan and encumbering the Property (or any portion thereof), as any such instrument may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with the terms of the Loan Documents.

(r) "Special Member" means, upon such entity's admission to the Company as a Member of the Company pursuant to Section 6.3, an entity acting as the Springing Member, in such entity's capacity as a Member of the Company. A Special Member shall only have the rights and duties expressly set forth in Section 6.3.

ARTICLE IX
MISCELLANEOUS PROVISIONS

9.1 **APPLICATION OF MARYLAND LAW.** This Agreement shall be construed and enforced in accordance with the laws of the State of Maryland.

9.2 **AMENDMENTS.** This Agreement may not be amended except by written instrument executed by the Member.

9.3 **HEADINGS.** The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent, or intend of this Agreement of any provision hereof.

9.4 **SEVERABILITY.** If any provision of this Agreement of the application thereof to any person or circumstance shall be invalid, illegal, or unenforceable to any extent, the remainder of this Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law.

9.5 **SUCCESSORS AND ASSIGNS.** Each and all of the covenants, terms, provisions, and agreements herein contained shall be binding upon and inure to the benefit of the Member and, to the extent permitted by this Agreement and by applicable law, their successors and assigns.

9.6 **CREDITORS AND OTHER THIRD PARTIES.** None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Member of the Company or by any other third party, except as specifically provided for herein.

9.7 **ENTIRE AGREEMENT; SUPERSEDURE.** This Agreement constitutes the entire statement of the Member relating to the Company and supersedes all prior statements, contracts or agreements with respect to the subject matter of this Agreement, whether written or oral.

IN WITNESS WHEREOF, the undersigned have duly executed this Limited Liability Company Agreement of AHIT VALFRE GP, LLC, a Maryland limited liability company, as of the date first set forth above.

COMPANY:

AHIT Valfre GP, LLC, a Maryland limited liability company,

American Housing Income Trust, Inc., a Maryland corporation,

By: Jeff Howard
Its: Chief Executive Officer and President

MEMBER:

American Housing Income Trust, Inc., a Maryland corporation

By: Jeff Howard
Its: Chief Executive Officer and President

SPRINGING MEMBER:

American Realty Partners, LLC, an Arizona limited liability company, by its sole member,

American Housing Income Trust, Inc., a Maryland corporation,

By: Jeff Howard
Its: Chief Executive Officer and President

Exhibit 1

Properties

	Title Holder
Parcel 1	AHIT Valfre, LLP 7818 E. Apple Tree Dr. Tucson, AZ 85730
Parcel 2	AHIT Valfre, LLP 10565 S. Sage Hills Ct. Vail, AZ 85641
Parcel 3	AHIT Valfre, LLP 10372 E. Capercaillie St. Tucson, AZ 85747
Parcel 4	AHIT Valfre, LLP 7818 E. Apple Tree Dr. Tucson, AZ 85730
Parcel 5	AHIT Valfre, LLP 9651 E. Stonehaven Tucson, AZ 85747
Parcel 6	AHIT Valfre, LLP 10565 S. Sage Hills Ct. Vail, AZ85641
Parcel 7	AHIT Valfre, LLP 10565 S. Sage Hills Ct. Vail, AZ85641
Parcel 8	AHIT Valfre, LLP 10565 S. Sage Hills Ct. Vail, AZ 85641
Parcel 9	AHIT Valfre, LLP 10372 E. Capercaillie St. Tucson, AZ 85747
Parcel 10	AHIT Valfre, LLP 920 W. Joy Ranch Rd. Phoenix, AZ 85085